SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 30, 2004


                           1st Net Technologies, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Colorado                  000-27145                     33-0756798
        --------                  ---------                     ----------
(State of Organization)     (Commission File Number)        (I.R.S. Employer
                                                            Identification No.)


                           1869 W. Littleton Boulevard
                            Littleton, Colorado 80120
                            -------------------------
                    (Address of Principal Executive Offices)


                                 (303) 738-8994
                                 --------------
                          Registrants Telephone Number



                      ------------------------------------
                     (Former Name or Address of Registrant)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 8 - Other Events

Item 8.01 - Other Events

Acquisition of VOS Systems, Inc. (a California corporation)
-----------------------------------------------------------

On August 30, 2004, 1st Net Technologies, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") with VOS Systems, Inc., a California corporation ("VOSS"), and the shareholders of VOSS Systems, Inc. The Agreement provides for the reorganization of VOSS with the Company, with the Company adopting the name VOS Systems, Inc.

In connection with the Agreement is provision for the exchange of the outstanding common stock of VOSS for shares of the common voting stock of 1st Net Technologies, Inc. At closing of the Agreement, current VOSS shareholders will own up to 84% of the outstanding common stock of the Company and, therefore, a resulting change in control.

VOS Systems, Inc. (a California corporation) and its management had no prior relationship with 1st Net Technologies, Inc., any affiliates or officers or directors of 1st Net Technologies, Inc., or any associate of any such officer or director. 1st Net Technologies, Inc. sought potential opportunities for operations and initiated contact with VOS Systems, Inc.

VOS Systems, Inc., established in 1995 and incorporated in California in November 1999, is a California corporation based in Poway, California. VOS is an acronym for Voice Operated Switching. VOS Systems, Inc. is a development stage technology company involved in the design, development, manufacturing, and marketing of consumer electronic products, platforms and services designed to give people voice command over their living environments.

The core business of VOS Systems Inc. is based on its patented application of embedded processor speech recognition as it applies to use in a variety of products developed and yet to be developed. The Company's first approved patent #6,188,986 B1 "Voice Activated Switch Method and Apparatus" covers the use of embedded processor speech recognition in a device that produces control signals in response to voice commands. This device is self-contained and requires no additional software or hardware. The device acts as a control interface between utility power and connected electrical devices by connecting, controlling or disconnecting power to the electrical devices based on voice commands.

Upon completion of the reorganization agreement by and between 1st Net Technologies, Inc. and VOS Systems, Inc., the strategic direction and business plans of VOS Systems, Inc. will be adopted. Such strategies and plans are expected to include new product development, the enhancement of existing technologies, and the definition of specific applications for such products and technologies, and the expansion of business-to-business (wholesale) applications.

Issuance of Shares per Agreement
--------------------------------

Subject to provisions of the Agreement and in consideration of the total purchase price payable to shareholders of VOSS in connection with the Agreement, such consideration will consist of newly issued shares of common stock of the Company, and shall be a maximum of 36,050,000 shares issued and exchanged on the basis of three (3) shares of 1st Net Technologies, Inc. common stock for each common share of VOSS.

Shareholder Meeting
-------------------

Prior to closing of the Agreement, 1st Net Technologies, Inc. shall conduct a meeting of shareholders for the purpose of adopting and approving amendments to the Company's Articles of Incorporation, changing the name of the Company to VOS Systems, Inc., increasing the minimum number of board seats to five (5), electing directors, increasing the authorized common stock of the Company to 90,000,000, and approving the terms of the Agreement including the related issuance of 1st Net Technologies common stock.




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Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibits
--------

1st Net Technologies, Inc. includes herewith:

Exhibit 2 Agreement and Plan of Reorganization, 1st Net Technologies, Inc. (a Colorado corporation) and VOS Systems, Inc. (a California corporation), entered into August 30, 2004






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            1ST NET TECHNOLOGIES, INC.
                                            --------------------------



Date: August 31, 2004              By:  \s\  James H. Watson, Jr., President
                                        ------------------------------------
                                                 James H. Watson, Jr.
                                        President and Chief Executive Officer







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